THERMON REPORTS THIRD QUARTER RESULTS

Thermon Announces Fiscal 2015 Third Quarter Revenue of $87.6 million, EPS of $0.48 and Order Growth of 17%

SAN MARCOS, Texas, February 3, 2015 -- Thermon Group Holdings, Inc. (NYSE:THR) (“Thermon” or the “Company”) today announced consolidated financial results for the third quarter of the fiscal year ending March 31, 2015 ("Q3 2015").

Highlights for the quarter include:

•	Record quarterly revenue of $87.6 million, an increase of 23% compared to Q3 2014

•	Gross margin percentage of 52.0% versus 50.5% in Q3 2014

•	Q3 2015 orders of $81.9 million, representing 17% growth compared to Q3 2014

•	Fully diluted GAAP EPS of $0.48 compared to $0.39 in Q3 2014

“We are certainly pleased with our third quarter results, which represented the culmination of our efforts to enhance our operating capabilities and effective management of a very busy heating season. In the near term, based on our current backlog and expectations for the end of heating season during the fourth quarter, we believe that our full fiscal 2015 revenue will reflect a 9 to 10 percentage point increase year over year. As we enter into the budgeting process for fiscal 2016, we are continuing to monitor the potential impact of current commodity prices as well as the strengthening dollar on our business," said Rodney Bingham, President and Chief Executive Officer.

In Q3 2015, the Company generated revenue of $87.6 million compared to $71.5 million in Q3 2014, reflecting growth of $16.1 million or 23%. In Q3 2015, the mix of MRO/Greenfield revenue was approximately 67% MRO/UE and 33% Greenfield. By comparison, MRO/UE revenue was 76% and Greenfield revenue was 24% of total sales in Q3 2014. Compared to Q3 2014, Q3 2015 Greenfield revenue grew 70% or $11.8 million and MRO/UE revenue grew 8% or $4.3 million, both driven by increased demand in North America. Foreign currency negatively impacted revenue by $4.4 million or 5%, primarily attributable to the appreciation of the U.S. Dollar relative to the Canadian Dollar and the Euro.

Orders placed during the quarter were $81.9 million, representing a 17% increase over Q3 2014 orders of $70.1 million.

In Q3 2015, our gross margin percentage increased to 52.0% compared to 50.5% in Q3 2014. Q3 2015 gross margin was positively impacted by a favorable product mix, especially related to our manufactured products.

Net income was $15.6 million in Q3 2015 versus net income of $12.6 million in Q3 2014, reflecting an increase of $3.0 million or 24%. In Q3 2015, Adjusted EPS was $0.48 per fully diluted common share compared to $0.37 for Adjusted EPS in Q3 2014. Adjusted EBITDA was $27.2 million in Q3 2015 as compared to $21.9 million in Q3 2014, an increase of $5.3 million or 24%.

On a year to date fiscal 2015 basis, the Company generated revenue of $234.3 million versus $209.8 million, an increase of $24.5 million or 12% compared to the nine months ended December 31, 2013. On a comparative basis, foreign currency negatively impacted fiscal 2015 revenue by $6.5 million or 3%.

Year to date fiscal 2015 orders were $249.5 million versus $205.1 in the comparable prior year period, an increase of $44.4 million or 22%. Backlog grew 7% to $96.8 million at December 31, 2014 as compared to $90.5 million a year ago.

Net income, on a year to date basis, was $38.8 million in fiscal 2015 compared to $16.2 million in fiscal 2014. After excluding the release of a deferred tax liability for undistributed foreign earnings due to a change in our tax position, the Company generated adjusted net income in year to date fiscal 2015 of $35.6 million or $1.10 per fully diluted common share. Adjusted net income in year to date fiscal 2014 was $29.0 million or $0.90 per fully diluted common share, after adjustments for debt transaction expenses and the release of certain tax reserves.

Our cash balance increased 24% from $72.6 million at March 31, 2014 to $90.3 million at the end of Q3 2015. Free cash flow per fully diluted common share was $0.92 per fully diluted common share in year to date fiscal 2015 and $1.06 in fiscal 2014.

Conference Call and Webcast Information

Thermon's senior management team, including Rodney Bingham, President and Chief Executive Officer, and Jay Peterson, Chief Financial Officer, will discuss third quarter fiscal 2015 results during a conference call today at 10:00 a.m. (Central Time), which will be simultaneously webcast on Thermon's Investor Relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 312-5421 from within the United States/Canada and (253) 237-1121 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's Investor Relations website beginning two hours after the conclusion of the call.

About Thermon

Through its global network, Thermon provides highly engineered thermal solutions, known as heat tracing, for process industries, including energy, chemical processing and power generation. Thermon's products provide an external heat source to pipes, vessels and instruments for the purposes of freeze protection, temperature maintenance, environmental monitoring and surface snow and ice melting. Thermon is headquartered in San Marcos, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EPS," "Adjusted EBITDA," "Adjusted net income," "Free cash flow per share" and "Return on equity," which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted net income" and "Adjusted fully diluted earnings per share" (or "Adjusted EPS") represents net income before adjustments for the release of a deferred tax liability associated with undistributed foreign earnings that we no longer expect to repatriate, transaction expenses related to debt redemptions and the release of a liability for an uncertain tax position, per fully-diluted common share in the case of Adjusted EPS. "Adjusted EBITDA" represents net income before interest expense (net of interest income), income tax expense, depreciation and amortization expense and other non-cash charges such as stock-based compensation expense. "Return on equity for the three month periods ended December 31" represents Adjusted EBITDA for each respective period multiplied by four to represent a full year's results, divided by the average of total shareholders' equity at December 31 and September 30 of each respective period. "Return on equity for the nine month periods ended December 31" represents Adjusted EBITDA for each respective period multiplied by four-thirds (4/3) to represent a full year's results, divided by the average of total shareholders' equity at December 31 and March 31 of each respective period. We believe that the average shareholders' equity properly accounts for net income that occurred during the three and nine months ended December 31, 2014 and 2013. "Free cash flow per share" represents cash provided by operating activities less cash used for the purchase of property, plant and equipment. The resultant cash provided or used is then divided by the fully diluted common shares outstanding. Foreign currency impact on revenue is calculated by comparing actual current period revenue in U.S. Dollars to the theoretical U.S. Dollar revenue we would have achieved based on the weighted-average foreign exchange rates in effect in the comparative prior periods for all applicable foreign currencies.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, Adjusted net income, Free cash flow per share or Return on equity. Adjusted EPS, Adjusted EBITDA, Adjusted net income, Free cash flow per share and Return on equity should be considered in addition to, not as substitutes for, income from operations, net income, net income per share, net cash provided by operating activities and other measures of financial performance reported in accordance with GAAP. Our calculation of Adjusted EPS, Adjusted EBITDA, Adjusted net income, Free cash flow per share and Return on equity may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA, Adjusted net income, Return on equity and Free cash flow per share are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net Income to Adjusted EBITDA and Return on Equity," "Reconciliation of Net Income to Adjusted Net Income and Adjusted EPS" and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow per Share."

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used, the words "anticipate," "assume," "believe," "budget," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "will," "future" and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy and chemical processing capital investments; (iii) our ability to deliver existing orders within our backlog; (iv) our ability to bid and win new contracts; (v) competition from various other sources providing similar heat tracing products and services, or alternative technologies, to customers; (vi) changes in relevant currency exchange rates; (vii) potential liability related to our products as well as the delivery of products and services; (viii) our ability to comply with the complex and dynamic system of laws and regulations applicable to international operations; (ix) a material disruption at any of our manufacturing facilities; (x) our dependence on subcontractors and suppliers; (xi) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (xii) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xiii) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xiv) the extent to which federal, state, local and foreign governmental regulation of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xv) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014, filed with the Securities and Exchange Commission on May 30, 2014. Any one of these factors or a combination of these factors could materially affect our financial condition, results of operations and cash flows and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in Thousands)

	December 31, 2014	March 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$90,288	$72,640
Accounts receivable, net of allowance for doubtful accounts of $967 and $751 as of December 31, 2014 and March 31, 2014, respectively	66,922	52,578
Inventories, net	44,009	37,316
Costs and estimated earnings in excess of billings on uncompleted contracts	5,349	2,880
Income taxes receivable	3,309	3,310
Prepaid expenses and other current assets	5,869	5,058
Deferred income taxes	2,216	2,325
Total current assets	217,962	176,107
Property, plant and equipment, net	33,081	31,532
Goodwill	109,342	114,112
Intangible assets, net	106,774	118,917
Debt issuance costs, net	1,468	1,528
Other noncurrent assets	297	263
Total Assets	$468,924	$442,459
Liabilities
Current liabilities:
Accounts payable	$20,778	$17,066
Accrued liabilities	14,316	9,869
Current portion of long term debt	13,500	13,500
Billings in excess of costs and estimated earnings on uncompleted contracts	2,890	1,749
Income taxes payable	7,314	956
Obligations due to settle the CHS Transactions	567	567
Total current liabilities	59,365	43,707
Long-term debt, net of current maturities	97,875	108,000
Deferred income taxes	31,255	37,896
Other noncurrent liabilities	2,373	2,390
Total Liabilities	190,868	191,993
Shareholders' equity
Common Stock	32	32
Additional paid in capital	212,687	208,451
Accumulated other comprehensive loss	(23,411)	(7,880)
Retained earnings	88,748	49,863
Shareholders' equity	278,056	250,466
Total liabilities and shareholders' equity	$468,924	$442,459

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Sales	$87,622	$71,465	$234,322	$209,848
Cost of sales	42,089	35,409	113,723	107,423
Gross profit	45,533	36,056	120,599	102,425
Operating expenses:
Marketing, general and administrative and engineering	18,701	14,853	55,671	48,238
Stock compensation expense	930	663	2,302	1,572
Amortization of other intangible assets	2,683	2,782	8,175	8,349
Income from operations	23,219	17,758	54,451	44,266
Interest income and expense, net	(840)	(1,180)	(2,862)	(4,087)
Acceleration of unamortized debt cost	—	—	—	(4,010)
Debt cost amortization	(116)	(123)	(353)	(455)
Loss on retirement of senior notes	—	—	—	(15,485)
Interest expense, net	(956)	(1,303)	(3,215)	(24,037)

Other expense	(496)	(118)	(1,334)	(350)
Income before provision for taxes	21,767	16,337	49,902	19,879
Income tax expense	6,164	3,754	11,017	3,662
Net income	$15,603	$12,583	$38,885	$16,217

Net income per common share:
Basic income per share	$0.49	$0.40	$1.21	$0.51
Diluted income per share	$0.48	$0.39	$1.20	$0.51
Weighted-average shares used in computing net income per common share:
Basic common shares	32,067	31,690	32,015	31,507
Fully-diluted common shares	32,455	32,225	32,391	32,087

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA and Return on Equity
(Unaudited, in Thousands except Return on Equity)

Adjusted EBITDA and Return on Equity	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013	Nine Months Ended December 31, 2014	Nine Months Ended December 31, 2013
Net income	$15,603	$12,583	$38,885	$16,217
Interest expense, net	956	1,303	3,215	24,037
Income tax expense	6,164	3,754	11,017	3,662
Depreciation and amortization expense	3,545	3,557	10,679	10,633
EBITDA non-GAAP basis	$26,268	$21,197	$63,796	$54,549
Stock compensation expense	930	663	2,302	1,572
Adjusted EBITDA-non-GAAP basis	$27,198	$21,860	$66,098	$56,121

Adjusted EBITDA - Annualized for a full fiscal year	$108,792	$87,440	$88,131	$74,828

Average total shareholders' equity for the three and nine month periods ended December 31,	$274,190	$238,144	$264,261	$235,110

Return on Equity - non-GAAP basis	40%	37%	33%	32%

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income and Adjusted EPS
(Unaudited, in Thousands except per share amounts)

Adjusted Net Income and Adjusted EPS	Three Months Ended December 31, 2014	Three Months Ended December31, 2013	Nine Months Ended December 31, 2014	Nine Months Ended December 31, 2013	Adjustment to:

GAAP net income	$15,603	$12,583	$38,885	$16,217

Premium paid on redemption of long term debt	—	—	—	15,485	Loss on retirement of debt
Acceleration of unamortized debt costs due to redemptions of long term debt	—	—	—	4,010	Loss on retirement of debt
Release of liability for uncertain tax positions	—	—		(1,047)	Income tax expense
Release of and accrual for obligations due to settle the CHS transactions	—	(575)		(575)	Income tax expense
Release of deferred tax liability for undistributed foreign earnings	—	—	(3,224)	—	Income tax expense
Tax effect of financial adjustments	—	—	—	(5,088)	Income tax expense
Adjusted net income	$15,603	$12,008	$35,661	$29,002

Adjusted fully-diluted earnings per common share	$0.48	$0.37	$1.10	$0.90

Fully-diluted common shares	32,455	32,225	32,391	32,087

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Cash provided by Operating Activities to Free Cash Flow per share
(Unaudited, in Thousands except per share amounts)

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013	Nine Months Ended December 31, 2014	Nine Months Ended December 31, 2013
Cash provided by operating activities	$16,423	$19,512	$34,087	$36,564
Less: Cash used for purchases of property, plant and equipment	(2,521)	(973)	(4,148)	(2,438)
Free cash flow provided	$13,902	$18,539	$29,939	$34,126

Free cash flow provided per fully-diluted common share	$0.43	$0.58	$0.92	$1.06
Fully-diluted common shares	32,455	32,225	32,391	32,087